UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2002

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7200

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5. Other Information and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 5. Other Information and Regulation FD Disclosure.

     On July 22, 2002, Bay View Capital Corporation (the “Company”) issued a press release to announce (i) the signing of a definitive agreement to sell the 57-retail banking branches of its wholly owned subsidiary, Bay View Bank, to U.S. Bank, a wholly owned subsidiary of U.S. Bancorp, (ii) a strategic plan to convert the Company’s assets to cash with the goal of making cash distributions to the Company’s stockholders as a return on capital and (iii) the signing of a definitive agreement by Bay View Bank to sell a portfolio of approximately $1 billion of multifamily and commercial real estate loans to Washington Mutual Bank. The press release and definitive agreements are attached as exhibits to this Form 8-K Current Report and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     See Exhibit Index to this Form 8-K Current Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: July 22, 2002	BY:	/s/ Robert B. Goldstein

Robert B. Goldstein President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 22, 2002 issued by the Company

99.2	Purchase and Assumption Agreement by and between U.S. Bank National Association and Bay View Bank dated as of July 22, 2002

99.3	Mortgage Loan Purchase Agreement between Bay View Bank, National Association (“Seller”) and Washington Mutual Bank, FA (“Purchaser”) Dated as of July 22, 2002